Exhibit 99.1

  Global Partners Signs Agreement to Acquire Two Long Island Refined
                  Products Terminals from ExxonMobil

     Purchase of Strategic Assets Increases Partnership's Storage
                    Capacity to 8.6 Million Barrels

    WALTHAM, Mass.--(BUSINESS WIRE)--July 10, 2007--Global Partners LP (NYSE: GLP), one of the Northeast's largest wholesale distributors of distillates, gasoline and residual oil to wholesalers, retailers and commercial customers, today announced that it has signed a definitive agreement to acquire two refined products terminals on Long Island, New York from ExxonMobil Oil Corporation. The terminals have a combined storage capacity of 430,000 barrels of petroleum fuels. ExxonMobil has entered into long-term throughput contracts with Global Partners to continue to use the terminals upon closing of the transaction.

    The partnership expects to finance the acquisition through its existing credit facility. Global Partners plans to file a Form 8-K with the Securities & Exchange Commission today concerning additional details of the purchase, which is subject to certain other customary conditions. The transaction is expected to close in the third quarter of 2007.

    "With this acquisition Global becomes a significant player in the key New York refined products markets," said Eric Slifka, the partnership's president and chief executive officer. "These terminals increase our total storage capacity to 8.6 million barrels, enabling us to further diversify our market coverage and grow our customer base. The strategic location of these waterborne and pipeline assets, on the North and South shores of Long Island, gives us a unique platform from which to serve both wholesale and commercial customers throughout Greater New York. The Inwood and Glenwood Landing facilities complement Global's existing New York terminal portfolio, providing us with broad and comprehensive market coverage to service our customers."

    The properties being acquired by Global Partners from ExxonMobil are the following:

    -- The Inwood, New York terminal has active storage capacity of 326,000 barrels and is supplied by barge and the Buckeye Pipeline system. Products distributed from this terminal include gasoline, ultra low sulfur diesel and heating oil.

    -- The Glenwood Landing, New York terminal has active storage capacity of 104,000 barrels and is supplied by barge. Products distributed from this terminal include gasoline, ultra low sulfur diesel and heating oil.

    "These acquisitions are core to Global's growth strategy and are further evidence of our continued leadership and commitment in the refined petroleum product storage arena," Slifka said. "As with the Albany and Newburgh, New York and Burlington, Vermont terminals we acquired from ExxonMobil earlier this year, we expect this acquisition to be accretive to unitholders in the first 12 months of operation, with improving returns over time as the business potential of these strategic assets is further realized."

    About Global Partners LP

    Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. The partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the Northeast. Global Partners LP, a FORTUNE 500(R) company, trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit www.globalp.com.

    Safe Harbor Statement

    This news release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss business prospects, goals, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP's ability to make distributions to unitholders. These statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release. For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP's Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the three months ended March 31, 2007 and subsequent filings the partnership makes with the Securities and Exchange Commission. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: Global Partners LP
             Thomas J. Hollister, 781-894-8800
             Chief Operating Officer and
             Chief Financial Officer
             or
             Edward J. Faneuil, 781-894-8800
             Executive Vice President,
             General Counsel and Secretary